EXHIBIT 12

                        PHH CORPORATION AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                              (DOLLARS IN MILLIONS)


                                                                    THREE MONTHS ENDED MARCH 31,
                                                              -----------------------------------------
                                                                     2000                   1999
                                                              ------------------     ------------------
Earnings before fixed charges:
Income before income taxes                                    $               25     $               50
Plus: Fixed charges                                                           25                     39
                                                              ------------------     ------------------

Earnings available to cover fixed charges                     $               50     $               89
                                                              ==================     ==================

Fixed charges (1):
    Interest, including amortization of deferred
      financing costs                                         $               23     $               37
    Interest portion of rental payment                                         2                      2
                                                              ------------------     ------------------

Total fixed charges                                           $               25     $               39
                                                              ==================     ==================


Ratio of earnings to fixed charges                                         2.00x                  2.28x
                                                              ==================     ==================

(1) Fixed charges include interest expense on all indebtedness (including amortization of deferred financing costs) and the portion of operating lease rental expense that is representative of the interest factor (deemed to be one-third of operating lease rentals). A substantial portion of interest expense incurred on debt is used to finance the Company's mortgage and relocation service activities.